UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 2, 2008

GOLDEN ARIA CORP.
(Exact name of registrant as specified in its charter)

333-130934 (Commission File Number)
Nevada (State or other jurisdiction of incorporation)	20-1970188 (IRS Employer Identification No.)

604 – 700 West Pender Street, Vancouver, British Columbia V6C 1G8
(Address of principal executive offices and Zip Code)

(604) 602-1633
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On March 2, 2008, we entered into a controller agreement with CAB Financial Services, a corporation organized under the laws of the Province of British Columbia.  CAB Financial Services is a consulting company controlled by Chris Bunka, who is the chairman of the board and chief executive officer of our company.

Pursuant to the controller agreement, CAB Financial Services will provide corporate accounting and controller services to our company in consideration for the payment of CAD$3,500 per month, together with reimbursement for all travel and other expenses incurred by it.  CAB Financial Services will provide its services to our company through Bal Bhullar.

Item 9.01     Financial Statements and Exhibits

10.1                   Controller Agreement between Golden Aria Corp. and CAB Financial Services dated March 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN ARIA CORP.

Date: March 3, 2008	By:	/s/ Robert McAllister
Robert McAllister
President